UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  October 24, 2017

PASSUR AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

0-7642	11-2208938
(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, Suite 1900
Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

203-622-4086
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On October 24, 2017, PASSUR Aerospace, Inc. (the "Company") announced the appointment of Timothy Campbell, age 55, as Chief Operating Officer of the Company. Mr. Campbell joined the Company in August 2017 as Executive Vice President of Innovation and Customer Advocacy.

Prior to joining the Company, from January 2017 through October 2017, Mr. Campbell was the President of MVC Consulting LLC.  From December 2013 through December 2016, Mr. Campbell was Senior Vice President, Air Operations for American Airlines Group, where he led the effort to combine American's Integrated Operations Control (IOC) and US Airways Operations Control Center (OCC). The integration work also included flight and inflight teams, crew resources, operations planning and performance engineering functions. Before joining American Airlines, from October 2010 through November 2013, Mr. Campbell was Founder and President of Mountain Vista Consulting, LLC, a consulting firm to the airline industry. Prior to founding Mountain Vista, from December 2008 through October 2010, Mr. Campbell was President of Compass Airlines, a wholly-owned regional airline of Northwest Airlines and later Delta Air Lines. Prior to Compass Airlines, from 1995 through 2008, Mr. Campbell held various senior operational and financial management positions at Northwest Airlines. Mr. Campbell holds a BS in Aerospace Engineering from the University of Michigan and an MBA from the University of Seattle.

Mr. Campbell's will receive an annual base salary of $325,000. Upon Mr. Campbell's hire in August 2017, he was granted the option to acquire 100,000 shares of the Company's stock (as approved by the Company's Board of Directors), which has a five-year vesting period and was priced at the price of the Company's stock on August 16, 2017, Mr. Campbell's date of hire.

Mr. Campbell also will be eligible for the Company's standard employee benefits, including participation in the Company's 401K program.

There was no arrangement or understanding between Mr. Campbell and any other person(s) pursuant to which he was appointed as Chief Operating Officer. There are no family relationships between Mr. Campbell and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. There are no transactions or any currently proposed transactions (other than Mr. Campbell's compensation), in which the Company was or is to be a party in which the amount involved exceeds $120,000, and in which Mr. Campbell had or will have a direct or indirect material interest.

The text of the press release issued by the Company is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release of the Company dated October 24, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSUR AEROSPACE, INC.
By:	/s/ Louis J. Petrucelly
Name	Louis J. Petrucelly
Title:	SVP and Chief Financial Officer

Date:  October 30, 2017